EXHIBIT 11

                             U S WEST, Inc.
                   Computation of Earnings Per Share
                (In Thousands, Except Per Share Amounts)

EARNINGS PER SHARE:
                                     1994                   1993
                            2nd Quarter   YTD      2nd Quarter   YTD
                            ---------- ----------  ---------- ---------
Income from continuing
  operations                $374,832   $698,555    $291,177   $586,890

Discontinued operations
  Income to June 1, 1993,
    net of tax                     -          -      18,131     38,526
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                     -          -    (100,000)  (100,000)
                            --------   --------    ---------  ---------
Income before
  extraordinary item         374,832    698,555     209,308    525,416

Extraordinary item -
  early extinguishment
  of debt, net of tax              -          -     (50,222)   (50,222)
                            --------   --------    ---------  ---------
Net income for per share
  calculation               $374,832   $698,555    $159,086   $475,194
                            ========   ========    ========   =========



Weighted average shares
  outstanding                453,618    449,024     415,971    415,529
                            ========   ========    ========   =========



Income from continuing
  operations                   $0.83      $1.56       $0.70      $1.41

Discontinued operations
  Income to June 1, 1993,
  net of tax                       -          -        0.04       0.09
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                     -          -       (0.24)     (0.24)
                            --------   --------    ---------   ---------
Income before
  extraordinary item            0.83       1.56        0.50       1.26

Extraordinary item -
  early extinguishment
  of debt, net of tax              -          -       (0.12)     (0.12)
                            --------   --------    ---------  ---------
Net income for per
  share calculation            $0.83      $1.56       $0.38      $1.14
                            ========   ========    =========  =========


EXHIBIT 11

                             U S WEST, Inc.
                   Computation of Earnings Per Share
                (In Thousands, Except Per Share Amounts)

EARNINGS PER COMMON
  AND COMMON
  EQUIVALENT SHARE:               1994                   1993
                            2nd Quarter   YTD      2nd Quarter   YTD
                            --------   --------   ---------  ---------
Income from continuing
  operations                $374,832   $698,555   $291,177   $586,890

Discontinued operations
  Income to June 1, 1993,
  net of tax                       -          -     18,131     38,526
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                     -          -   (100,000)  (100,000)
                            --------   --------   ---------  ---------
Income before
  extraordinary item        $374,832   $698,555     209,308    525,416

Extraordinary item -
  early extinguishment
  of debt, net of tax              -          -     (50,222)   (50,222)
                            --------   --------   ----------  ---------
Net income for per share
  calculation               $374,832   $698,555    $159,086   $475,194
                            ========   ========    =========   ========



Weighted average shares
  outstanding                453,618    449,024     415,971    415,529

Incremental shares from
  assumed exercise of
  stock options                  482        490         380        341
                            --------   --------    ---------   --------
     Total shares            454,100    449,514     416,351    415,870
                            ========   ========    =========   ========



Income from continuing
  operations                   $0.83      $1.55       $0.70      $1.41

Discontinued operations
  Income to June 1, 1993,
  net of tax                       -          -        0.04       0.09
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                     -          -       (0.24)     (0.24)
                            --------   --------    ---------   --------
Income before
  extraordinary item            0.83       1.55        0.50       1.26

Extraordinary item - early
  extinguishment of debt,
  net of tax                       -          -       (0.12)     (0.12)
                            --------   --------    ---------   --------
Earnings per common and
  common                       $0.83      $1.55       $0.38      $1.14
  equivalent share          ========   ========    ========    ========


EXHIBIT 11

                            U S WEST, Inc.
                  Computation of Earnings Per Share
               (In Thousands, Except Per Share Amounts)
EARNINGS PER SHARE -
  ASSUMING FULL DILUTION:       1994                   1993
                           2nd Quarter  YTD      2nd Quarter   YTD
                           ----------  --------  ---------- ---------
Income from continuing
  operations                 $374,832  $698,555  $291,177   $586,890
Interest on Convertible
  Liquid Yield Option
  Notes (LYONS)                 5,342    10,779     5,066     10,133
                             --------  --------  --------   ---------
Adjusted income from
  continuing                  380,174   709,334   296,243    597,023
  operations for per share
  calculations
Discontinued operations
  Income to June 1, 1993,
  net of tax                        -         -    18,131     38,526
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                      -         -  (100,000)  (100,000)
                             --------  --------  ---------  ---------
Adjusted income before        380,174   709,334    214,374    535,549
  extraordinary item
Extraordinary item -
  early extinguishment of
  debt, net of tax                  -         -    (50,222)   (50,222)
                             --------  --------   ---------  ---------
Adjusted net income for
  per share                  $380,174  $709,334    $164,152   $485,327
  calculation                ========  ========    ========   =========



Weighted average shares
  outstanding                 453,618   449,024     415,971    415,529
Incremental shares from
  assumed exercise of
  stock options                   562       534         481        472
Shares issued upon
  conversion of LYONS          10,216    10,223      10,237     10,238
                             --------  --------    --------- ---------
     Total shares             464,396   459,781     426,689    426,239
                             ========  ========    ========= =========


Adjusted income from
  continuing operations         $0.82     $1.54       $0.69      $1.40

Discontinued operations
  Income to June 1, 1993,
  net of tax                        -         -        0.04       0.09
  Estimated loss from
    June 1, 1993
    through disposal,
    net of tax                      -         -       (0.23)     (0.23)

Adjusted income before
  extraordinary              --------  --------    ---------  ---------
  item                           0.82      1.54        0.50       1.26

Extraordinary item - early
  extinguishment of debt,
  net of tax                        -         -       (0.12)     (0.12)

Earnings per share -
  assuming                   --------   -------     --------  ---------
  full dilution                 $0.82     $1.54       $0.38      $1.14
                             ========   =======     ========  =========